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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 2001


                             ASIA WEB HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                      000-27757                33-0529299
           --------                      ---------                ----------
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
        INCORPORATION)                                       IDENTIFICATION NO.)

         1947 CAMINO VIDA ROBLE                                      92008
         ----------------------                                      -----
              SUITE 102,                                          (ZIP CODE)
              ----------
        CARLSBAD, CALIFORNIA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (760) 804-0023




                                 NOT APPLICABLE

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.           OTHER EVENTS.

         Asia Web Holdings, Inc. (the "Company") issued a press release on June 6, 2001, stating that all disputes set forth in a complaint filed by the Company on November 13, 2000, against defendants PT. Jaring Interaktif ("JDI"), an Indonesian corporation, Peter F. Gontha, Francois Gontha, Dewi Allice Lydia Gontha Adisatrya Suryo Sulisto, Ahmad Sidik Mauladi ("Dicky") Iskandar Di Nata, Alanberg Pte. Ltd., a Singapore Corporation ("Alanberg"), Marlon Buno, Lincoln Stone, and Bosko Djordjevic (Asia Web Holdings, Inc. v. PT. Jaring Data Interaktif, et al., Case No. 00-949, United States District Court for the District of Delaware) have been settled. The Company also disclosed in the same press release that, in a related matter, the Company also settled a dispute in which it had been named as a defendant in an action in the United States District Court for the Southern District of California (Selim K. Zilkha Trust, et al., v. Asia Web Holdings, Inc., Case No. 00 CV 2025 J). The press release outlined the terms of both settlements. In both cases, all parties agreed to settle amicably all of their disputes, mutually release each other for all causes asserted or unasserted and to dismiss both cases with prejudice.

         In connection with the settlements, Bosko Djordjevic and Raj Singam have resigned from the Company's Board of Directors. The Company is in the process of conducting a search for independent directors to fill the vacancies left by the departure of Messrs Djordjevic and Singam and expects to announce such replacements in the near future.

ITEM 7.           FINAL STATEMENTS, PRO FORMA FINAL INFORMATION AND EXHIBITS.

                  (c) Exhibits

                           Exhibit 99       Press Release



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ASIA WEB HOLDINGS, INC.


Date:  June 18, 2001
                                      By:  /s/ Lawrence Schaffer
                                          --------------------------------------
                                               Lawrence Schaffer
                                               President